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                                    EXHIBIT 5


                               September 23, 1999

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

RE: SCRIPPS FINANCIAL CORPORATION - REGISTRATION STATEMENT ON FORM S-8 1992 STOCK OPTION PLAN, 1995 STOCK OPTION PLAN AND OUTSIDE DIRECTORS STOCK OPTION PLAN

Ladies and Gentlemen:

     As legal counsel for Scripps Financial Corporation, a California corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of 648,184 shares of the Company's Common Stock, no par value, which may be issued pursuant to the 1992 Stock Option Plan, 1995 Stock Option Plan and 1998 Outside Directors Stock Option Plan (collectively, the "Plans") pursuant to a registration statement on Form S-8 (the "Registration Statement").

     We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California and the federal law of the United States.

     Based on such examination, we are of the opinion that the 648,184 shares of Common Stock which may be issued pursuant to the Plans are duly authorized shares of the Company's Common Stock, and, when issued against payment of the purchase price therefor in accordance with the provisions of the Plans will be validly issued, fully paid and non-assessable.

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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

                                           Respectfully submitted,


                                           GRAY CARY WARE & FREIDENRICH LLP